Exhibit 10.62

AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT

This Amendment No. 2 (the “Amendment”) to the Employment Agreement dated February 18, 2004 (as amended, “Employment Agreement”), by and between Jazz Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and Bruce C. Cozadd (the “Executive”) is made and entered into on August 24, 2007.

RECITALS

A. The Company retains the services of the Executive pursuant to the Employment Agreement.

C. The parties now wish to amend the Employment Agreement with regard to the amount of time the Executive will devote to the Company.

AGREEMENT

1. Section 3.5 of the Employment Agreement is deleted in its entirety and replaced with the following:

3.5. Commitment. During the Executive’s employment by the Company, the Executive shall devote between 75% and 100% of Executive’s business energies, interest, abilities and productive time to the proper and efficient performance of Executive’s duties under this Agreement, the exact percentage within such range as agreed orally or by e-mail or other writing from time to time by the Executive and the Company’s Board of Directors; provided, however, the Executive may engage in other outside business activity listed on Exhibit B hereto. If the Executive wishes to engage in any other outside work, the Executive agrees to notify and consult with the Board of Directors and shall not engage in any such other outside work without the prior approval of the Board of Directors. The Executive and the Board of Directors have agreed that effective September 1, 2007, Executive shall devote 90% of Executive’s business energies, interest, abilities and productive time to the proper and efficient performance of Executive’s duties under this Agreement.

2. Except as set forth above, the Employment Agreement remains in effect in its form prior to the date hereof.

IN WITNESS WHEREOF, the Parties have executed this Amendment to be effective on September 1, 2007.

JAZZ PHARMACEUTICALS, INC.

/s/	Carol A. Gamble
By:	Carol A. Gamble
Its:	Senior Vice President and General Counsel

EXECUTIVE:

/s/	Bruce C. Cozadd
Bruce C. Cozadd